Exhibit G

AUDITOR’S CONSENT

We hereby consent to the incorporation by reference in this Registration Statement under Schedule B of FMS Wertmanagement of our report dated June 11, 2012 relating to the financial statements of FMS Wertmanagement, which appears in the Annual Report on Form 18-K for the fiscal year ended December 31, 2011.

/s/ PricewaterhouseCoopers Aktiengesellschaft Wirtschaftsprüfungsgesellschaft
PricewaterhouseCoopers
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

München, Germany
February 25, 2013